Exhibit 99.2

Analog Devices Reports First Quarter Fiscal 2020 Results

•Revenue of $1.3 billion, in-line with our expectations for the first quarter
•Operating cash flow of $2.2 billion and free cash flow of $2.0 billion on a trailing twelve months basis
•Returned over $300 million to shareholders in the first quarter through dividends and share repurchases
•Increased quarterly dividend by 15%, the high-end of target range of 7% to 15%

NORWOOD, Mass.--(BUSINESS WIRE)--February 19, 2020--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its first quarter of fiscal 2020, which ended February 1, 2020.

“ADI’s first quarter results were in-line with our expectations. Encouragingly, demand across our end markets has stabilized and is beginning to show signs of improvement as we enter our fiscal second quarter,” said Vincent Roche, President and CEO. “We are building on this momentum by executing on our 2020 priorities – deepening our customer-centricity, deploying our capital efficiently, and capitalizing on secular trends to expand our addressable markets and drive diversified growth. Further, we raised our quarterly dividend by 15%, reflecting the stability of our cash flows and our optimism regarding ADI’s future.”

Roche continued, “I believe the demand for ADI’s solutions will be unprecedented as technological innovation underpinned by ubiquitous sensing, hyper-scale and edge computing, and pervasive connectivity continues to grow at an exponential pace. Our diversified business model combined with our leading technology portfolio position ADI to deliver sustainable long-term growth and strong shareholder returns in the years ahead.”

Performance for the First Quarter of Fiscal 2020

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Feb. 1, 2020	Feb. 2, 2019	Change
Revenue	$1,304	$1,541	(15)%
Gross margin	$848	$1,040	(18)%
Gross margin percentage	65.1%	67.5%	(240 bps)
Operating income	$273	$456	(40)%
Operating margin	21.0%	29.6%	(860 bps)
Diluted earnings per share	$0.55	$0.95	(42)%

Adjusted Results
Adjusted gross margin	$893	$1,083	(18)%
Adjusted gross margin percentage	68.5%	70.3%	(180 bps)
Adjusted operating income	$481	$635	(24)%
Adjusted operating margin	36.9%	41.2%	(430 bps)
Adjusted diluted earnings per share	$1.03	$1.33	(23)%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Feb. 1, 2020	Feb. 1, 2020
Net cash provided by operating activities		$350	$2,231
% of revenue		27%	39%
Capital expenditures		$(55)	$(239)
Free cash flow		$295	$1,992
% of revenue		23%	35%

		Three Months Ended	Trailing Twelve Months
Cash Return		Feb. 1, 2020	Feb. 1, 2020
Dividend paid		$(199)	$(799)
Stock repurchases		(106)	(492)
Total cash returned		$(305)	$(1,291)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Second Quarter of Fiscal Year 2020

For the second quarter of fiscal 2020, we are forecasting revenue of $1.35 billion, +/- $50 million. While the effects of the coronavirus are difficult to estimate and the situation remains dynamic, we have reduced our revenue guidance by $70 million to account for its potential impact. At the midpoint of this revenue outlook, we expect reported operating margins of approximately 26.0%, +/-150 bps, and adjusted operating margins of approximately 37.5%, +/-100 bps. We are planning for reported EPS to be $0.73, +/-$0.08, and adjusted EPS to be $1.10, +/-$0.08.

Our second quarter fiscal 2020 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.62 per outstanding share of common stock. The dividend will be paid on March 10, 2020 to all shareholders of record at the close of business on February 28, 2020.

Conference Call Scheduled for Today, Wednesday, February 19, 2020 at 10:00 am ET

ADI will host a conference call to discuss our first quarter fiscal 2020 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 800-859-9560, or 706-634-7193 for international calls, ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 7263078, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition-related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition-related expenses1; restructuring related expense2; and charitable foundation contribution3 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition-related expenses1; restructuring related expense2; and charitable foundation contribution3 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition-related expenses1; restructuring related expense2; and charitable foundation contribution3 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition-related expenses1; restructuring related expense2; charitable foundation contribution3; and tax related items4 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations, and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Restructuring-Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
3Charitable Foundation Contribution: Expenses incurred in connection with a one time contribution of registered shares of common stock to the Analog Devices Foundation. We excluded this expense from our non-GAAP measures because this expense has no direct correlation to the operation of our business in the future.
4Tax-Related Items: Income tax effect of the non-GAAP items discussed above and income tax from certain discrete tax items related to the impact of the Tax Cuts and Jobs Act of 2017. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, operating margin, tax rate, earnings per share, and other financial results, expected market trends, market share gains, operating leverage, production and inventory levels, and expected customer demand and order rates for our products, expected product offerings, product development and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rate based on current tax law; our ability to successfully integrate acquired businesses and technologies; the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all; adverse results in litigation matters; and the risk that we will be unable to retain and hire key personnel. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Sr. Director of Investor Relations
781-461-3282
investor.relations@analog.com

Media Contacts:
Teneo
Ms. Andrea Calise
917-826-3804
andrea.calise@teneo.com

Teneo
Ms. Megan Fenton
917-860-0356
megan.fenton@teneo.com

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Feb. 1, 2020	Feb. 2, 2019
Revenue	$1,303,565	$1,541,101
Cost of sales	455,423	501,445
Gross margin	848,142	1,039,656
Operating expenses:
Research & development	257,073	287,382
Selling, marketing, general and administrative	199,280	167,342
Amortization of intangibles	107,225	107,324
Special charges	11,136	21,782
Total operating expenses	574,714	583,830
Operating income	273,428	455,826
Nonoperating expense (income):
Interest expense	48,813	58,728
Interest income	(1,940)	(2,688)
Other, net	338	(160)
	47,211	55,880
Income before income tax	226,217	399,946
Provision for income taxes	22,343	44,940
Net income	$203,874	$355,006

Shares used to compute earnings per common share - basic	368,241	368,703
Shares used to compute earnings per common share - diluted	372,264	372,506

Basic earnings per common share	$0.55	$0.96
Diluted earnings per common share	$0.55	$0.95

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Feb. 1, 2020	Nov. 2, 2019
Cash & cash equivalents	$654,408	$648,322
Accounts receivable	584,366	635,136
Inventories	588,503	609,886
Other current assets	83,902	91,782
Total current assets	1,911,179	1,985,126
Net property, plant and equipment	1,206,769	1,219,989
Investments	78,228	77,324
Goodwill	12,257,064	12,256,880
Intangible assets, net	4,073,078	4,217,224
Deferred tax assets	1,567,521	1,582,382
Other	282,988	53,716
Total assets	$21,376,827	$21,392,641

Other current liabilities	$1,022,082	$1,208,965
Debt, current	748,460	299,667
Long-term debt	4,745,302	5,192,252
Deferred income taxes	2,055,100	2,088,212
Other non-current liabilities	1,116,366	894,357
Shareholders' equity	11,689,517	11,709,188
Total liabilities & equity	$21,376,827	$21,392,641

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	Feb. 1, 2020	Feb. 2, 2019
Cash flows from operating activities:
Net income	$203,874	$355,006
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	59,863	58,293
Amortization of intangibles	144,069	142,292
Stock-based compensation expense	37,501	36,393
Non-cash portion of special charge	—	4,367
Deferred income taxes	(13,982)	15,652
Non-cash contribution to charitable foundation	40,000	—
Other non-cash activity	2,332	6,693
Changes in operating assets and liabilities	(124,009)	(246,929)
Total adjustments	145,774	16,761
Net cash provided by operating activities	349,648	371,767
Percent of revenue	26.8%	24.1%
Cash flows from investing activities:
Additions to property, plant and equipment	(54,839)	(90,993)
Changes in other assets	107	(5,222)
Net cash used for investing activities	(54,732)	(96,215)

Cash flows from financing activities:
Proceeds from revolver	—	75,000
Payments on revolver	—	(75,000)
Debt repayments	—	(100,000)
Dividend payments to shareholders	(199,160)	(177,716)
Repurchase of common stock	(106,030)	(227,093)
Proceeds from employee stock plans	16,113	19,229
Changes in other financing activities	(495)	(569)
Net cash used for financing activities	(289,572)	(486,149)
Effect of exchange rate changes on cash	742	(130)

Net increase (decrease) in cash and cash equivalents	6,086	(210,727)
Cash and cash equivalents at beginning of period	648,322	816,591
Cash and cash equivalents at end of period	$654,408	$605,864

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolve and improve, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Feb. 1, 2020			Feb. 2, 2019
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$684,862	53%	(7)%	$733,432	48%
Communications	239,928	18%	(31)%	347,016	23%
Automotive	205,330	16%	(16)%	244,062	16%
Consumer	173,445	13%	(20)%	216,591	14%
Total revenue	$1,303,565	100%	(15)%	$1,541,101	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Feb. 1, 2020	Feb. 2, 2019

Gross margin	$848,142	$1,039,656
Gross margin percentage	65.1%	67.5%
Acquisition related expenses	45,016	43,495
Adjusted gross margin	$893,158	$1,083,151
Adjusted gross margin percentage	68.5%	70.3%

Operating expenses	$574,714	$583,830
Percent of revenue	44.1%	37.9%
Acquisition related expenses	(111,782)	(113,832)
Charitable foundation contribution	(40,000)	—
Restructuring related expense	(11,136)	(21,782)
Adjusted operating expenses	$411,796	$448,216
Adjusted operating expenses percentage	31.6%	29.1%

Operating income	$273,428	$455,826
Operating margin	21.0%	29.6%
Acquisition related expenses	156,798	157,327
Charitable foundation contribution	40,000	—
Restructuring related expense	11,136	21,782
Adjusted operating income	$481,362	$634,935
Adjusted operating margin	36.9%	41.2%

Provision for income taxes	$22,343	$44,940
Income tax effect of adjustments above	28,280	24,900
Income tax from certain discrete tax items	—	12,560
Adjusted provision for income taxes	$50,623	$82,400

Income before income taxes	226,217	399,946
Effective tax rate	9.9%	11.2%
Acquisition related expenses	156,798	157,327
Charitable foundation contribution	40,000	—
Restructuring related expense	11,136	21,782
Adjusted income before income taxes	$434,151	$579,055
Adjusted tax rate	11.7%	14.2%

Diluted EPS	$0.55	$0.95
Acquisition related expenses	0.42	0.42
Charitable foundation contribution	0.11	—
Restructuring related expense	0.03	0.06
Income tax effect of adjustments above	(0.08)	(0.07)
Income tax from certain discrete tax items	—	(0.03)
Adjusted diluted EPS (1)	$1.03	$1.33
(1) The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Feb. 1, 2020	Feb. 1, 2020	Nov. 2, 2019	Aug. 3, 2019	May 4, 2019
Revenue	$5,753,529	$1,303,565	$1,443,219	$1,480,143	$1,526,602
Net cash provided by operating activities	$2,230,981	$349,648	$657,905	$552,546	$670,882
% of Revenue	39%	27%	46%	37%	44%
Capital expenditures	$(239,218)	$(54,839)	$(51,076)	$(58,094)	$(75,209)
Free cash flow	$1,991,763	$294,809	$606,829	$494,452	$595,673
% of Revenue	35%	23%	42%	33%	39%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending May 2, 2020
	Reported	Adjusted
Revenue	$1.35 Billion	$1.35 Billion
	(+/- $50 Million)	(+/- $50 Million)
Operating margin	26.0%	37.5% (1)
	(+/-150 bps)	(+/-100 bps)
Nonoperating expense	~ $48 Million	~ $48 Million
Tax rate	9% to 11%	10% to 12% (2)
Earnings per share	$0.73	$1.10 (3)
	(+/- $0.08)	(+/- $0.08)

(1) Includes $157 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $21 million of tax effects associated with the adjustment for acquisition related expenses above.
(3) Includes $0.36 of adjustments related to the net impact of $0.42 of acquisition related expenses and $0.06 of tax effects on those acquisition related expenses.

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli, 781-461-3282
Sr. Director of Investor Relations
investor.relations@analog.com

Media Contacts:
Teneo
Ms. Andrea Calise, 917-826-3804
andrea.calise@teneo.com

Teneo
Ms. Megan Fenton, 917-860-0356
megan.fenton@teneo.com